Groupon Reports Fourth Quarter and Fiscal Year 2024 Results
North America Q4 Local Revenue flat and Local Billings +8%
North America 2024 Local Revenue +1% and Local Billings +3%
Positive Trailing twelve month operating cash flow of $55.9 million and Free Cash Flow of $40.6 million

•Full year revenue of $492.6 million; $130.4 million for fourth quarter
•Full year gross billings of $1.6 billion; $430.1 million for fourth quarter
•Full year unit sales of 36.6 million; 10.3 million for fourth quarter
•Active Customers were 15.4 million as of December 31, 2024
•Full year net loss of $56.5 million for full year; $50.1 million for fourth quarter
•Full year adjusted EBITDA of $69.3 million; $18.7 million for fourth quarter
•Exited Q4 with $228.8 million in cash

CHICAGO - March 11, 2025 - Groupon, Inc. (NASDAQ: GRPN) today announced its financial results for the quarter and year ended December 31, 2024 and provided details on its recent operating progress. The Company filed its Form 10-K with the Securities and Exchange Commission and posted earnings commentary including an updated presentation on its investor relations website (investor.groupon.com).
"In 2024, we successfully executed our transformation strategy, returning North America Local to growth and generating positive free cash flow for the first time since exiting the pandemic," said Dusan Senkypl, Chief Executive Officer of Groupon. "After a bumpy Q3, we rebounded nicely in the fourth quarter, with North America Local Billings growing 8%. We enter 2025 with momentum and a stronger foundation to accelerate growth."

Full Year 2024 Key Highlights
Consolidated
•Revenue was $492.6 million in 2024, down 4% (5% FX-neutral) compared with $514.9 million in 2023.
•Gross Billings were $1.56 billion in 2024, down 5% (5% FX-neutral) compared with $1.65 billion in 2023.
•Unit sales were 36.6 million in 2024, down 11% compared with 41.4 million in 2023
•Gross Profit was $444.3 million in 2024, down 1% (2% FX-neutral) compared with $450.7 million in 2023.
•Net loss was $56.5 million in 2024, compared with net loss of $52.9 million in 2023.
•Adjusted EBITDA, a non-GAAP financial measure, was $69.3 million in 2024 compared with $55.5 million in 2023.
•Operating Cash flow was $55.9 million for the full year 2024 and free cash flow, a non-GAAP financial measure, was $40.6 million for full year 2024.

Fourth Quarter 2024 Key Highlights
All comparisons in this press release are year-over-year unless otherwise noted.
Consolidated
•Revenue was $130.4 million in the fourth quarter 2024, down 5% (5% FX-neutral) compared with the prior year period. Local revenue was $119.9 million in the fourth quarter 2024, down 3% (3% FX-neutral) compared with the prior year period.
•Gross Billings were $430.1 million in the fourth quarter 2024, down 1% (1% FX-neutral) compared with the prior year period.
•Unit sales were 10.3 million in the fourth quarter 2024, up 18% sequentially and down 8% compared with the prior year period.
•Active customers were 15.4 million as of December 31, 2024, remained flat sequentially and down 6% compared with the prior year period.
•Gross profit was $118.2 million in the fourth quarter 2024, down 3% (3% FX-neutral) compared with the prior year period.
•Marketing expense was $42.6 million, or 36% of gross profit, in the fourth quarter 2024, compared with $34.5 million, or 28% of gross profit, in the prior year period.
•SG&A was $72.5 million in the fourth quarter 2024 remaining flat compared with the prior year period.
•Net loss was $50.1 million in the fourth quarter 2024 compared with net income of $28.5 million in the prior year period.
•Adjusted EBITDA was positive $18.7 million in the fourth quarter 2024, compared with positive $26.9 million in the prior year period.
•Operating cash inflow for the fourth quarter 2024 was $67.0 million, and free cash flow was positive $63.2 million.
•Cash and cash equivalents as of December 31, 2024 were $228.8 million.
North America
•North America revenue was $96.7 million in the fourth quarter 2024, down 3% compared with the prior year period. North America Local revenue was $91.2 million in the fourth quarter 2024, remaining flat compared with the prior year period.
•Gross Billings were $305.8 million in the fourth quarter 2024, up 2% compared with the prior year period. North America Local billings were $276.4 million in the fourth quarter 2024, up 8% compared with the prior year period
•Unit sales were 6.5 million in the fourth quarter 2024, up 12% sequentially and down 5% compared with the prior year period.
•North America active customers were 10.3 million as of December 31, 2024, up 1% sequentially and remained flat compared with the prior year period.
•North America gross profit in the fourth quarter 2024 was $87.4 million, remaining flat compared with the prior year period.

International
•International revenue was $33.7 million in the fourth quarter 2024, down 11% (11% FX-neutral) compared with the prior year period. International Local revenue was $28.7 million, down 10% (10% FX-neutral) compared with the prior year period. The decreases are primarily attributable to the exit of our Local business in Italy. Excluding Italy, International revenue declined 1% and International Local revenue increased 1%.
•Gross Billings were $124.3 million in the fourth quarter 2024, down 9% (9% FX-neutral) compared with the prior year period.
•Unit sales were 3.7 million in the fourth quarter 2024, up 31% sequentially and down 12% compared with the prior year period.
•International active customers were 5.1 million as of December 31, 2024, down 3% sequentially and 17% compared with the prior year period.
•International gross profit in the fourth quarter 2024 was $30.8 million, down 12% (12% FX-neutral) compared with the prior year period.
Definitions and reconciliations of all non-GAAP financial measures and additional information regarding operating measures are included below in the section titled "Non-GAAP Financial Measures and Operating Metrics" and in the accompanying tables.
Outlook
For information about our guidance, refer to our earnings commentary and earnings slides that are posted on our investor relations website (investor.groupon.com).
Conference Call
A conference call will be webcast Wednesday, March 12, 2025 at 7:00 a.m. CT / 8:00 a.m. ET and will be available on Groupon’s investor relations website at https://investor.groupon.com. This call will contain forward-looking statements and other material information regarding our financial and operating results.
Groupon encourages investors to use its investor relations website as a way of easily finding information about the company. Groupon promptly makes available on this website, free of charge, the reports that the company files or furnishes with the SEC, corporate governance information (including Groupon’s Global Code of Conduct), and select press releases and social media postings. Groupon uses its investor relations website (investor.groupon.com) as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.
Non-GAAP Financial Measures and Operating Metrics
In addition to financial results reported in accordance with U.S. GAAP, we have provided the following non-GAAP financial measures: Foreign currency exchange rate neutral operating results, Adjusted EBITDA and free cash flow. These non-GAAP financial measures, which are presented on an operations basis, are intended to aid investors in better understanding our current financial performance and prospects for the future as seen through the eyes of management. We believe that these non-GAAP financial measures facilitate comparisons with our historical results and with the results of peer companies who present similar measures (although other companies may define non-GAAP measures differently than we define them, even when similar terms are used to identify such measures). However, these non-GAAP financial measures are not intended to be a substitute for those reported in accordance with U.S. GAAP. For reconciliations of these measures to the most applicable financial measures under U.S. GAAP, see "Non-GAAP Reconciliation Schedules" and "Supplemental Financial and Operating Metrics" included in the tables accompanying this release.
We exclude the following items from one or more of our non-GAAP financial measures:
Stock-based compensation. We exclude stock-based compensation because it is primarily non-cash in nature and we believe that non-GAAP financial measures excluding this item provide meaningful supplemental information about our operating performance and liquidity.
Depreciation and amortization. We exclude depreciation and amortization expenses because they are non-cash in nature and we believe that non-GAAP financial measures excluding these items provide meaningful supplemental information about our operating performance and liquidity.
Interest and other non-operating items. Interest and other non-operating items include: gains and losses related to minority investments, foreign currency gains and losses, a loss on extinguishment of debt, interest income and interest expense. We exclude interest and other non-operating items from certain of our non-GAAP financial measures because we believe that excluding these items provides meaningful supplemental information about our core operating performance and facilitates comparisons to our historical operating results.
Special charges and credits. For the years ended December 31, 2024 and 2023, special charges and credits included charges related to our Italy, 2022 and 2020 restructuring plans gain on sale of assets and foreign VAT assessments. We exclude special charges and credits from Adjusted EBITDA because we believe that excluding those items provides meaningful supplemental information about our core operating performance and facilitates comparisons with our historical results. For the foreign VAT assessments, we also considered the fact that we ceased operations in Portugal in 2016 and it is not part of our ongoing business. We have not engaged in any revenue-generating or payroll-related activity in Portugal since ceasing those operations nor do we intend to engage in these activities in that jurisdiction in the future.
Descriptions of the non-GAAP financial measures included in this release and the accompanying tables are as follows:
Foreign currency exchange rate neutral operating results show current period operating results as if foreign currency exchange rates had remained the same as those in effect in the prior year period. These measures are intended to facilitate comparisons to our historical performance.
Contribution Profit is financial measure and our measure of segment profitability, defined as net revenues less cost of sales and marketing expense.
Adjusted EBITDA is a non-GAAP performance measure that we define as Net income (loss) excluding income taxes, interest and other non-operating items, depreciation and amortization, stock-based compensation and other special charges and credits, including items that are unusual in nature or infrequently occurring. Our definition of Adjusted EBITDA may differ from similar measures used by other companies, even when similar terms are used to identify such measures. Adjusted EBITDA is a key measure used by our management and Board of Directors to evaluate operating performance, generate future operating plans and make strategic decisions. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and Board of Directors. However, Adjusted EBITDA is not intended to be a substitute for Net income (loss).
Free cash flow is a non-GAAP liquidity measure that comprises Net cash provided by (used in) operating activities less purchases of property and equipment and capitalized software. We use free cash flow to conduct and evaluate our business because, although it is similar to cash flow from operations, we believe that it typically represents a more useful measure of cash flows because purchases of fixed assets, software developed for internal use and website development costs are necessary components of our ongoing operations. Free cash flow is not intended to represent the total increase or decrease in our cash balance for the applicable period.
Descriptions of the operating metrics included in this release and the accompanying tables are as follows:
Gross billings is the total dollar value of customer purchases of goods and services. Gross billings is presented net of customer refunds, order discounts and sales and related taxes. The substantial majority of our revenue transactions are comprised of sales of vouchers and similar transactions in which we collect the transaction price from the customer and remit a portion of the transaction price to the third-party merchant who will provide the related goods or services. For these transactions, gross billings differs from Revenue reported in our Consolidated Statements of Operations, which is presented net of the merchant's share of the transaction price. Gross billings is an indicator of our growth and business performance as it measures the dollar volume of transactions generated through our marketplaces. Tracking gross billings also allows us to monitor the percentage of gross billings that we are able to retain after payments to merchants. However, we are focused on achieving long-term gross profit and Adjusted EBITDA growth.
Active customers are unique user accounts that have made a purchase during the trailing twelve months ("TTM") either through one of our online marketplaces or directly with a merchant for which we earned a commission. We consider this metric to be an important indicator of our business performance as it helps us to understand how the number of customers actively purchasing our offerings is trending. Some customers could establish and make purchases from more than one account, so it is possible that our active customer metric may count certain customers more than once in a given period. We do not include consumers who solely make purchases with retailers using digital coupons accessed through our websites or mobile applications in our active customer metric, nor do we include consumers who solely make purchases of our inventory through third-party marketplaces with which we partner.
Units are the number of purchases during the reporting period, before refunds and cancellations, made either through one of our online marketplaces, a third-party marketplace, or directly with a merchant for which we earn a commission. We do not include purchases with retailers using digital coupons accessed through our websites or mobile applications in our units metric. We consider units to be an important indicator of the total volume of business conducted through our marketplaces. We report units on a gross basis prior to the consideration of customer refunds and therefore units are not always a good proxy for gross billings.
We do not provide a reconciliation for non-GAAP estimates on a forward-looking basis where we are unable to provide a meaningful calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing or amount of various items that would impact the most directly comparable forward-looking U.S. GAAP financial measure that have not yet occurred, are out of the Company’s control and/or cannot be reasonably predicted. Forward-looking non-GAAP financial measures provided without the most directly comparable U.S. GAAP financial measures may vary materially from the corresponding U.S. GAAP financial measures.

Note on Forward-Looking Statements
The statements contained in this release that refer to plans and expectations for the next quarter, the full year or the future are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended ("Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended ("Exchange Act"), including statements regarding our future results of operations and financial position, business strategy and plans and our objectives for future operations and future liquidity. The words "may," "will," "should," "could," "expect," "anticipate," "believe," "confident", "estimate," "intend," "continue" and other similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. Such risks and uncertainties include, but are not limited to, our ability to execute and achieve the expected benefits of our go-forward strategy; execution of our business and marketing strategies; volatility in our operating results; challenges arising from our international operations, including fluctuations in currency exchange rates, tax, legal and regulatory developments in the jurisdictions in which we operate and geopolitical instability resulting from the conflicts in Ukraine and the Middle East; global economic uncertainty, including as a result of inflationary pressures; any impact from U.S. and international financial reform legislation and regulations, and any potential trade protection measures, such as new or incremental tariffs; retaining and adding high quality merchants and third-party business partners; retaining existing customers and adding new customers; competing successfully in our industry; providing a strong mobile experience for our customers; managing refund risks; retaining and attracting members of our executive and management teams and other qualified employees and personnel; customer and merchant fraud; payment-related risks; our reliance on email, Internet search engines and mobile application marketplaces to drive traffic to our marketplace; cybersecurity breaches; maintaining and improving our information technology infrastructure; reliance on cloud-based computing platforms; completing and realizing the anticipated benefits from acquisitions, dispositions, joint ventures and strategic investments; lack of control over minority investments; managing inventory and order fulfillment risks; claims related to product and service offerings; protecting our intellectual property; maintaining a strong brand; the impact of future and pending litigation; compliance with domestic and foreign laws and regulations, including the CARD Act, GDPR, CPRA, and other privacy-related laws and regulations of the Internet and e-commerce; classification of our independent contractors, agency workers, or employees; our ability to remediate our material weakness over internal control over financial reporting; risks relating to information or content published or made available on our websites or service offerings we make available; exposure to greater than anticipated tax liabilities; adoption of tax laws; our ability to use our tax attributes; impacts if we become subject to the Bank Secrecy Act or other anti-money laundering or money transmission laws or regulations; our ability to raise capital if necessary; risks related to our access to capital and outstanding indebtedness, including our 1.125% Convertible Senior Notes due 2026 (the "2026 Notes") and our 6.250% Convertible Senior Secured Notes due March 2027 (the "2027 Notes"); our Common Stock, including volatility in our stock price and financial markets; our ability to realize the anticipated benefits from the capped call transactions relating to our 2026 Notes; and those risks and other factors discussed in Part I, Item 1A. Risk Factors of this Annual Report on Form 10-K, as well as in our Consolidated Financial Statements, related notes, and the other financial information appearing elsewhere in this report and our other filings with the Securities and Exchange Commission (the "SEC). Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we make. Neither the Company nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. We undertake no obligation to publicly update any forward-looking statements for any reason after the date of this report to conform these statements to actual results or to future events or circumstances. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

As used herein, “Groupon,” “the Company,” “we,” “our,” “us” and similar terms include Groupon, Inc. and its subsidiaries, unless the context indicates otherwise.

About Groupon
Groupon (www.groupon.com) (NASDAQ: GRPN) is a trusted local marketplace where consumers go to buy services and experiences that make life more interesting and deliver boundless value. To find out more about Groupon, please visit press.groupon.com.
Contacts:
Investor Relations
ir@groupon.com

Public Relations
Emma Coleman
press@groupon.com

Groupon, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share amounts)
(unaudited)

	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$228,843	$141,563
Accounts receivable, net	34,153	50,373
Prepaid expenses and other current assets	52,365	63,647
Total current assets	315,361	255,583
Property, equipment and software, net	17,827	30,530
Right-of-use assets - operating leases, net	6,041	2,197
Goodwill	178,685	178,685
Intangible assets, net	4,738	11,404
Investments	74,823	74,823
Deferred income taxes	6,071	11,639
Other non-current assets	9,144	6,095
Total assets	$612,690	$570,956
Liabilities and equity (deficit)
Current liabilities:
Short-term borrowings	$—	$42,776
Accounts payable	11,311	15,016
Accrued merchant and supplier payables	196,350	209,423
Accrued expenses and other current liabilities	97,765	101,939
Total current liabilities	305,426	369,154
Convertible senior notes, net	246,013	226,470
Operating lease obligations	3,604	2,382
Other non-current liabilities	16,596	13,262
Total liabilities	571,639	611,268
Commitment and contingencies
Stockholders' equity (deficit)
Common Stock, par value $0.0001 per share, 100,500,000 shares authorized; 50,090,026 shares issued and 39,795,909 shares outstanding at December 31, 2024; 42,147,266 shares issued and 31,853,149 shares outstanding at December 31, 2023.	5	4
Additional paid-in capital	2,441,656	2,337,565
Treasury stock, at cost, 10,294,117 shares at December 31, 2024 and December 31, 2023	(922,666)	(922,666)
Accumulated deficit	(1,508,914)	(1,449,887)
Accumulated other comprehensive income (loss)	30,734	(5,647)
Total Groupon, Inc. stockholders' equity (deficit)	40,815	(40,631)
Noncontrolling interests	236	319
Total equity (deficit)	41,051	(40,312)
Total liabilities and equity (deficit)	$612,690	$570,956

Groupon, Inc.
Consolidated Statements of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenue	$130,379	$137,716	$492,557	$514,910
Cost of revenue	12,192	15,406	48,251	64,246
Gross profit	118,187	122,310	444,306	450,664
Operating expenses:
Marketing	42,620	34,492	144,207	110,505
Selling, general and administrative	72,462	72,492	295,399	350,405
Restructuring and related charges	453	(2,327)	1,066	8,006
(Gain) on sale of assets	—	—	(5,160)	—
Total operating expenses	115,535	104,657	435,512	468,916
Income (loss) from operations	2,652	17,653	8,794	(18,252)
Other income (expense), net	(44,449)	16,086	(39,185)	(25,174)
Income (loss) before provision (benefit) for income taxes	(41,797)	33,739	(30,391)	(43,426)
Provision (benefit) for income taxes	8,321	5,250	26,123	9,508
Net income (loss)	(50,118)	28,489	(56,514)	(52,934)
Net (income) loss attributable to noncontrolling interests	(531)	(787)	(2,513)	(2,476)
Net income (loss) attributable to Groupon, Inc.	$(50,649)	$27,702	$(59,027)	$(55,410)

Net income (loss) per share:
Basic	$(1.20)	$0.87	$(1.51)	$(1.77)
Diluted	$(1.20)	$0.76	$(1.51)	$(1.77)

Weighted average number of shares outstanding:
Basic	42,162,679	31,854,446	39,170,368	31,243,179
Diluted	42,162,679	37,291,182	39,170,368	31,243,179

Groupon, Inc.
Consolidated Statements of Cash Flows
(in thousands) (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Operating activities
Net income (loss)	$(50,118)	$28,489	$(56,514)	$(52,934)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization of property, equipment and software	5,986	9,291	27,889	43,401
Amortization of acquired intangible assets	402	1,611	3,011	7,817
Stock-based compensation	9,052	710	26,734	14,481
Changes in fair value of investments	—	—	—	25,751
Deferred income taxes	4,496	1,735	4,496	1,735
(Gain) loss on early lease termination	(596)	(416)	(596)	(729)
Loss on extinguishment of debt	1,631	—	1,631	—
Foreign currency (gains) losses, net	34,837	(14,633)	30,036	(5,105)
Foreign VAT Assessments	—	—	8,692	—
(Gain) on sale of assets	—	—	(5,160)	—
Change in assets and liabilities:
Accounts receivable	4,598	(14,707)	15,276	(4,482)
Prepaid expenses and other current assets	(696)	7,007	18,598	21,364
Right-of-use assets - operating leases	695	1,762	2,525	9,747
Accounts payable	(1,347)	4,488	(3,637)	(44,594)
Accrued merchant and supplier payables	48,055	34,211	(9,694)	(18,286)
Accrued expenses and other current liabilities	2,569	6,865	(7,047)	(37,851)
Operating lease obligations	(1,526)	(5,138)	(6,144)	(27,149)
Payment for early lease termination	(323)	—	(2,155)	(9,724)
Other, net	9,248	(6,775)	7,953	(1,427)
Net cash provided by (used in) operating activities	66,963	54,500	55,894	(77,985)
Investing activities
Purchases of property and equipment and capitalized software	(3,742)	(3,368)	(15,333)	(19,285)
Proceeds from sale or divestment of investment	—	18,924	—	18,924
Proceeds from sale assets, net	—	14	9,116	1,489
Acquisitions of intangible assets and other investing activities	—	(2)	(595)	(2,525)
Net cash provided by (used in) investing activities	(3,742)	15,568	(6,812)	(1,397)
Financing activities
Proceeds from borrowings under revolving credit agreement	—	—	—	—
Payments of borrowings under revolving credit agreement	—	(3,924)	(42,776)	(32,224)
Proceeds from issuance of 2027 Notes	19,950	—	19,950	—
Issuance costs for 2027 Notes	(3,703)	—	(3,703)	—
Proceeds from Rights Offering, net of issuance costs	—	—	79,619	—
Taxes paid related to net share settlements of stock-based compensation awards	(875)	(173)	(2,332)	(3,299)
Other financing activities	(511)	(640)	(2,968)	(167)
Net cash provided by (used in) financing activities	14,861	(4,737)	47,790	(35,690)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(3,729)	980	(1,941)	1,014
Net increase (decrease) in cash, cash equivalents and restricted cash	74,353	66,311	94,931	(114,058)
Cash, cash equivalents and restricted cash, beginning of period (1)	188,216	101,327	167,638	281,696
Cash, cash equivalents and restricted cash, end of period (1)	$262,569	$167,638	$262,569	$167,638

(1)The following table provides a reconciliation of Cash, cash equivalents and restricted cash shown above to amounts reported within the Condensed Consolidated Balance Sheets as of December 31, 2024 and December 31, 2023 (in thousands)

	December 31, 2024	December 31, 2023
Cash and cash equivalents	$228,843	$141,563
Restricted cash included in prepaid expenses and other current assets	33,726	26,075
Cash, cash equivalents and restricted cash	$262,569	$167,638

Groupon, Inc.
Supplemental Financial and Operating Metrics
(dollars and units in thousands; TTM active customers in millions)
(unaudited)

	Q4 2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024
North America Segment:						Q4 2024
Gross billings (1):						Y/Y Growth
Local	$257,192	$231,053	$243,587	$248,751	$276,445	7.5%
Travel	18,856	26,911	21,881	15,078	15,477	(17.9)
Goods	24,223	14,968	13,501	11,234	13,886	(42.7)
Total gross billings	$300,271	$272,932	$278,969	$275,063	$305,808	1.8%
Revenue:
Local	$91,550	$86,460	$91,707	$81,479	$91,229	(0.4)%
Travel	3,583	4,596	3,858	2,919	2,833	(20.9)
Goods	4,790	3,078	2,792	2,491	2,629	(45.1)
Total revenue	$99,923	$94,134	$98,357	$86,889	$96,691	(3.2)%
Gross profit:
Local	$80,720	$77,826	$83,259	$73,026	$82,694	2.4%
Travel	2,830	3,640	3,191	2,513	2,429	(14.2)
Goods	3,934	2,662	2,429	2,199	2,295	(41.7)
Total gross profit	$87,484	$84,128	$88,879	$77,738	$87,418	(0.1)%

Contribution profit (2)	$63,046	$62,346	$59,402	$49,095	$54,224	(14.0)%

International Segment:						Q4 2024
Gross billings:						Y/Y Growth	FX Effect	Y/Y Growth excluding FX (3)
Local	$105,664	$85,033	$72,932	$76,793	$98,037	(7.2)	(0.3)	(7.5)%
Travel	9,510	8,700	7,284	7,659	8,463	(11.0)	1.0	(10.0)
Goods	20,883	14,481	14,422	13,877	17,750	(15.0)	0.9	(14.1)
Total gross billings	$136,057	$108,214	$94,638	$98,329	$124,250	(8.7)	0.1	(8.6)%
Revenue:
Local	$32,004	$24,750	$22,401	$23,473	$28,709	(10.3)	—	(10.3)%
Travel	1,857	1,755	1,588	1,383	1,497	(19.4)	1.1	(18.3)
Goods	3,932	2,445	2,269	2,734	3,481	(11.5)	0.9	(10.6)
Total revenue	$37,793	$28,950	$26,258	$27,590	$33,687	(10.9)	0.2	(10.7)%
Gross profit:
Local	$29,672	$22,832	$20,522	$21,614	$26,476	(10.8)	—	(10.8)%
Travel	1,644	1,559	1,407	1,192	1,302	(20.8)	1.0	(19.8)
Goods	3,510	2,038	1,859	2,351	2,990	(14.8)	0.8	(14.0)
Total gross profit	$34,826	$26,429	$23,788	$25,157	$30,768	(11.7)	0.2	(11.5)%

Contribution profit	$24,772	$19,402	$16,745	$17,542	$21,341	(13.9)%

Consolidated Results of Operations:
Gross billings:
Local	$362,856	$316,086	$316,519	$325,544	$374,482	3.2	(0.1)	3.1%
Travel	28,366	35,611	29,165	22,737	23,940	(15.6)	0.3	(15.3)
Goods	45,106	29,449	27,923	25,111	31,636	(29.9)	0.5	(29.4)
Total gross billings	$436,328	$381,146	$373,607	$373,392	$430,058	(1.4)	—	(1.4)%
Revenue:
Local	$123,554	$111,210	$114,108	$104,952	$119,938	(2.9)	—	(2.9)%
Travel	5,440	6,351	5,446	4,302	4,330	(20.4)	0.3	(20.1)
Goods	8,722	5,523	5,061	5,225	6,110	(29.9)	0.4	(29.5)
Total revenue	$137,716	$123,084	$124,615	$114,479	$130,378	(5.3)	—	(5.3)%
Gross profit:
Local	$110,392	$100,658	$103,781	$94,640	$109,170	(1.1)	—	(1.1)%
Travel	4,474	5,199	4,598	3,705	3,731	(16.6)	0.4	(16.2)
Goods	7,444	4,700	4,288	4,550	5,285	(29.0)	0.4	(28.6)
Total gross profit	$122,310	$110,557	$112,667	$102,895	$118,186	(3.4)	0.1	(3.3)%

Contribution profit	$87,818	$81,748	$76,147	$66,637	$75,566	(14.0)%
Net cash provided by (used in) operating activities	$54,500	$(10,111)	$15,300	$(16,258)	$66,963	22.9%
Free cash flow	$51,132	$(13,820)	$10,826	$(19,666)	$63,221	23.6%

	Q4 2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024
Active customers: (4)
North America	10.3	10.2	10.2	10.2	10.3
International	6.2	5.9	5.6	5.3	5.1
Total active customers	16.5	16.1	15.8	15.5	15.4

North America Units:
Local	5,832	5,102	5,308	5,376	6,018
Goods	966	574	487	379	443
Travel	85	108	87	61	66
Total North America units	6,883	5,784	5,882	5,816	6,527

International Units:
Local	3,536	2,888	2,259	2,475	3,142
Goods	684	404	381	352	551
Travel	55	49	39	41	51
Total International units	4,275	3,341	2,679	2,868	3,744

Consolidated Units:
Local	9,368	7,990	7,567	7,851	9,160
Goods	1,650	978	868	731	993
Travel	140	157	126	102	117
Total consolidated units	11,158	9,125	8,561	8,684	10,270

Headcount:
Sales (5)	655	647	657	716	676
Other	1,558	1,431	1,403	1,434	1,403
Total headcount	2,213	2,078	2,060	2,150	2,079

(1)Represents the total dollar value of customer purchases of goods and services.
(2)Represents gross profit less marketing expense.
(3)Represents the change in financial measures that would have resulted had average exchange rates in the reporting periods been the same as those in effect in the prior year periods.
(4)Reflects the total number of unique user accounts that have made a purchase during the TTM either through one of our online marketplaces or directly with a merchant for which we earned a commission.
(5)Includes merchant sales representatives, as well as sales support personnel.

Groupon, Inc.
Non-GAAP Reconciliation Schedules
(in thousands, except share and per share amounts)
(unaudited)
    The following is a quarterly reconciliation of Adjusted EBITDA to the most comparable U.S. GAAP performance measure, Net income (loss):

	Q4 2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024
Net income (loss)	$28,489	$(11,506)	$(9,412)	$14,522	$(50,118)
Adjustments:
Stock-based compensation(1)	710	2,374	6,418	8,890	9,052
Depreciation and amortization	10,902	9,677	7,824	6,895	6,504
Restructuring and related charges(2)	(2,327)	96	(379)	896	453
(Gain) on sale of assets	—	(116)	(5,044)	—	—
Foreign VAT assessments (3)	—	—	3,302	3,672	—
Other (income) expense, net(4)	(16,086)	12,682	4,483	(22,429)	44,449
Provision (benefit) for income taxes	5,250	6,194	9,287	2,321	8,321
Total adjustments	(1,551)	30,907	25,891	245	68,779
Adjusted EBITDA	$26,938	$19,401	$16,479	$14,767	$18,661
(1)Stock-based compensation excludes expense related to the 2024 Executive PSUs that are required to be settled in cash for the three months ended December 31, 2024.
(2)Includes a settlement of $4.25 million related to our sublease to Uptake for the three months ended December 31, 2023.
(3)The Foreign VAT assessments adjustment excludes related interest expense of $0.1 million for the three months ended December 31, 2024, $0.9 million for the three months ended September 30 2024 and $0.8 million for the three months ended June 30, 2024 as the interest expense is included within Other (income) expense, net.
(4)Includes $1.6 million related to a loss on extinguishment of exchanged debt in connection with the Exchange and Subscription agreements for the year ended December 31, 2024. Includes a $25.8 million remeasurement of our investment in SumUp during the year ended December 31, 2023.
Free cash flow is a non-GAAP liquidity measure. The following is a reconciliation of free cash flow to the most comparable U.S. GAAP liquidity measure, Net cash provided by (used in) operating activities.

	Q4 2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024
Net cash provided by (used in) operating activities	$54,500	$(10,111)	$15,300	$(16,258)	$66,963
Purchases of property and equipment and capitalized software	(3,368)	(3,709)	(4,474)	(3,408)	(3,742)
Free cash flow	$51,132	$(13,820)	$10,826	$(19,666)	$63,221

Net cash provided by (used in) investing activities	$15,568	$(3,931)	$4,303	$(3,442)	$(3,742)
Net cash provided by (used in) financing activities	$(4,737)	$35,341	$(1,721)	$(691)	$14,861